Sky Harvest Reports SaskPower RFQ Decision

July 15, 2010	Symbol: SKYH:OTCBB

In October 2009 SaskPower announced the Green Options Plan, stating its intention to procure up to 175MW of wind power from independent power producers. A formal Request for Qualifications (RFQ) was issued in December 2009.

Sky Harvest Windpower Corp. announces that the Company was not granted qualification by SaskPower in the RFQ.

The reason given to the Company was that the balance sheets of the Company and the proposed Joint Venture Developer and Project Finance Guarantor submitted in the Company’s response to the RFQ did not meet the financial requirement to qualify at this time.

“We have a project with all the right components to deliver a responsible and clean source of energy to Saskatchewan and are very disappointed to not be participating in this year’s Request For Proposals” says Chris Craddock, Sky Harvest’s President and C.E.O. “Wind power is expected to contribute significantly to the future power generation capacity of Saskatchewan, and the Company intends to participate in any future procurement process which may be announced by SaskPower.”

The Company is continuing discussions with the proposed developer and is examining other strategic options.

ON BEHALF OF THE BOARD OF SKYHARVEST WINDPOWER CORP.
     Chris Craddock, President

SKY HARVEST WINDPOWER CORP.: PH: 604-601-2070

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward- looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that Windpower is expected to contribute significantly to the future power generation of Saskatchewan, that SaskPower may announce any future procurement process related to wind power and that the Company will be able to participate in any such future procurement process, and that the Company is continuing discussions with the proposed developer and is examining other strategic options.

Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that our estimates of environmental impacts are inaccurate; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended windfarm business, that weather, logistical problems or hazards may prevent us from continuing the development of our windfarm business, inability to obtain pertinent agreements and permits, construction of project facilities, failure by the Saskatchewan government to issue requests for qualifications or requests for proposals or pursue an electrical power generation strategy based on wind power. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.